Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of William Penn Bancorporation of our report dated October 6, 2020, relating to the consolidated financial statements of William Penn Bancorp, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus that is part of the Registration Statement.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

October 15, 2020